AMENDMENT OF PARTICIPATION AGREEMENT


      This Amendment of Participation Agreement is entered into effective this 29th day of June, 2001, by and between Energy Management Corporation, a New York corporation, Petro-Guard Company, Inc., a Texas corporation, Fortune Natural Resources Corporation, a Delaware corporation, Lawton Oil Company, a Louisiana corporation, and Lamar Oil & Gas, Inc., a Texas corporation.

      WHEREAS, the parties hereto are parties to, or the successors-in-interest to the parties to, that certain Participation Agreement dated March 21, 1997 (the "Agreement"), covering oil and gas exploration and production efforts in the Espiritu Santo Bay area of Calhoun County, Texas; and

      WHEREAS, Article 4.1 of the Agreement provides for the establishment and maintenance of an area of mutual interest subject to non-competition and participation rights through July 15, 2002; and

      WHEREAS, the Agreement was amended by letter agreement dated November 3, 1997 (the "AMI Agreement"), to expand the area of mutual interest provided for in the Agreement; and

      WHEREAS, Article 5.1 of the Agreement provides that it shall remain in effect through July 15, 2002; and

      WHEREAS, the parties hereto desire to extend both the termination date of the Agreement and the AMI Period (as that term is defined therein), so as to provide more fully for the orderly exploration and development of the lands subject to the Agreement, and to reduce the size of the area of mutual interest to that originally provided for in the Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. The date "July 15, 2002" shall be deleted in Articles 4.1 and 5.1 of the Agreement each time it appears and shall be replaced by "July 15, 2005".

      2. The provisions of the AMI Agreement are hereby abrogated and withdrawn, such that the boundaries of the area of mutual interest affecting the parties to the Agreement are as originally set forth therein.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.



ENERGY MANAGEMENT CORPORATION             PETRO-GUARD COMPANY, INC.



By: /s/ Arthur J. Pasmas                  By: /s/ Dewey A. Stringer, II
    ------------------------------            -----------------------------
    Arthur J. Pasmas                          Dewey A. Stringer, II



FORTUNE NATURAL RESOURCES CORPORATION     LAWTON OIL COMPANY



By: /s/ Tyrone J. Fairbanks               By: /s/ Jack E. Lawton, Jr.
    ------------------------------            -----------------------------
    Tyrone J. Fairbanks                       Jack E. Lawton, Jr.
                                              President



LAMAR OIL & GAS, INC.



By: /s/  David R. Pilgrim
    ------------------------------
    David R. Pilgrim